Exhibit 99.2

Noble Holding Corporation plc 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478

PRESS RELEASE

NOBLE HOLDING CORPORATION PLC SUCCESSFULLY COMPLETES

BALANCE SHEET RESTRUCTURING AND EMERGES FROM CHAPTER 11

•	Strong financial foundation with approximately $600 million of liquidity and less than $400 million of debt

•	Contract backlog of over $1.5 billion, spread across high-spec focused fleet

•	High-spec fleet of 19 rigs with average age of 7 years

SUGAR LAND, TEXAS, February 8, 2021 - Noble Holding Corporation plc (“Noble UK”) announced today that on February 5, 2021 it successfully completed its financial restructuring and its debtor affiliates have emerged from Chapter 11 with a new parent company organized under the laws of the Cayman Islands named Noble Corporation (“Noble” or “the Company”).

As a result of the financial restructuring, Noble will have a substantially delevered balance sheet with less than $400 million of debt and liquidity of approximately $600 million. Noble’s new capital structure will include a new $675 million revolving credit facility, of which $178 million is currently drawn, and $216 million of second lien notes.

At emergence, Noble UK’s ordinary shares were cancelled and shares of the Company were issued to Noble UK’s former bondholders. Certain former bondholders and former equity holders of Noble UK were also issued warrants to purchase shares of the Company. The Company intends to pursue listing on a national securities exchange following emergence.

Noble emerges with a high-spec fleet of 19 rigs, balanced across jackups and floaters. The fleet is one of the youngest in the industry, with an average age of 7 years. Noble’s contract backlog is currently over $1.5 billion and we continue to deliver strong safety performance, setting several company safety records during 2020. The Company remains committed to safely and efficiently serving the needs of its customers globally.

“We are pleased to have completed our restructuring process and to emerge with renewed balance sheet strength and strategic flexibility,” said Robert Eifler, President and Chief Executive Officer. “On behalf of the Company, I would like to personally thank our customers, vendors, lenders, bondholders and board of directors, for their support throughout this process. In particular, I also would like to thank our employees who remained focused and delivered operational excellence throughout our restructuring, despite the challenges presented by the ongoing pandemic. The combination of this strong financial foundation with our industry-leading high-spec focused fleet, world class employees and deep customer relationships will position us to take advantage of growth opportunities ahead.”

The following individuals have been appointed to the Company’s board of directors: Patrick J. Bartels Jr., Robert W. Eifler, Alan J. Hirshberg, Ann D. Pickard, Charles M. (Chuck) Sledge and Melanie M. Trent. Mr. Sledge was also appointed to serve as Chairman of the Board. Commenting on the new board, Mr. Eifler continued: “We are extremely pleased to have such an experienced board of directors that will help Noble navigate the industry challenges ahead and execute on our strategic priorities. We look forward to getting to work with them immediately.”

Additional details of the Company’s restructuring transactions including the new revolving credit facility, the new second lien notes, as well as the new common stock and warrants can be found in the Company’s prior filings with the SEC, and in a Current Report on Form 8-K to be filed with the SEC. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

Noble UK was represented in the restructuring by Skadden, Arps, Slate, Meagher & Flom LLP, Evercore, AlixPartners LLP, Porter Hedges LLP, and EPIQ Restructuring Services LLC.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 19 offshore drilling units, consisting of 7 drillships and semisubmersibles and 12 jackups, focused largely on ultra- deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 31327, Ugland House, S. Church Street, Georgetown, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication or in the documents incorporated by reference, including those regarding the effect, impact, and other implications of the Chapter 11 Cases, the global novel strain of coronavirus (“COVID-19”) pandemic, and agreements regarding production levels among members of the Organization of Petroleum Exporting Countries and other oil and gas producing nations (“OPEC+”), and any expectations we may have with respect thereto, and those regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, credit ratings, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, the outcome of any dispute, litigation, audit or investigation, plans and objectives of management for future operations, foreign currency requirements, results of joint ventures, indemnity and other contract claims, reactivation, refurbishment, conversion and upgrade of rigs, industry conditions, access to financing, impact of competition, governmental regulations and permitting, availability of labor, worldwide economic conditions, taxes and tax rates, indebtedness covenant compliance, dividends and distributable reserves, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects, the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those referenced or described in Part I, Item 1A. “Risk Factors” of Noble UK’s Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, Item 1A. “Risk Factors” of Noble UK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in our and Noble UK’s other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.

NC-920

02/08/2021

For additional information, contact:

Craig Muirhead

Vice President – Investor Relations and Treasurer

Noble Corporation, 713-239-6564, or at investors@noblecorp.com

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